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                                                               EXHIBIT 4.1

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                                             INVESTORS
    NUMBER                                    CAPITAL                        SHARES
   IC
                                   INVESTORS CAPITAL HOLDINGS, LTD.

                                                                        CUSIP 46147M 10 8
                                                                        SEE REVERSE FOR CERTAIN DEFINITIONS


                 INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS


       THIS CERTIFIES THAT






       IS THE RECORD HOLDER OF

           FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

                                INVESTORS CAPITAL HOLDINGS, LTD.

       transferable only on the books of the Corporation by the holder hereof in person or by duly authorized
Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers:


        Dated:

                                                     [SEAL]


        /s/ Timothy B. Murphy                                           /s/ Theodore E. Charles

        TREASURER AND CHIEF FINANCIAL OFFICER                           PRESIDENT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER



COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY, INC.
P.O. Box 1596, Denver, Colorado 80201



BY: _____________________________________
    Transfer Agent - Authorized Signature

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